Registration No. 33-
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8

                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933

                         FINANCIAL FEDERAL CORPORATION
            (Exact name of registrant as specified in its charter)


           Nevada                                    88-0244792
  (State of incorporation)             (I.R.S. Employer Identification Number)


                      400 Park Avenue, New York, NY 10022
                    (Address of principal executive offices)
                                  (Zip code)

                         FINANCIAL FEDERAL CORPORATION
                               STOCK OPTION PLAN
                            (Full Title of the Plan)

     Clarence Y. Palitz, Jr.                           Copy to:
  Financial Federal Corporation                Lawrence B. Fisher, Esq.
    400 Park Avenue, 8th Floor            Orrick, Herrington & Sutcliffe LLP
     New York, New York 10022                      666 Fifth Avenue
          (212) 888-3344                       New York, New York 10103
  (Name, address and telephone                      (212) 506-5000
   number of agent for service)



                        CALCULATION OF REGISTRATION FEE

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                                          Proposed    Proposed
                                          Maximum     Maximum
                                          Offering    Aggregate   Amount of
Title of Securities      Amount to be     Price Per   Offering    Registration
to be registered         registered(1)    Share(2)    Price(2)    Fee
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
Common Stock,
$.50 par value           587,482 shares   $15.19      $8,923,852  $2,704.20
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


   (1) Represents additional shares to be offered by the Registrant pursuant to the Financial Federal Corporation Stock Option Plan.
   (2) Estimated solely for the purpose of calculating the registration fee. The price per share is estimated based on the average of the high and low trading prices paid for a share of Common Stock on July 29, 1997 as reported on the American Stock Exchange.


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
Explanatory Note

The purpose of this Registration Statement on Form S-8 is to register an additional 587,482 shares of Common Stock, $.50 par value (the "Common Stock"), of Financial Federal Corporation (the "Company"), consisting of additional shares of Common Stock which will be issuable upon the exercise of options which may be granted under the Plan by reason of the 3 for 2 stock split paid on July 30, 1997 to stockholders of record as of the close of business on July 18, 1997.

The contents of the Company's Registration Statement on Form S-8, as filed with the Securities and Exchange Commission (the "Commission") on December 15, 1993 (Commission File No. 33-72950), which became effective on such date and as amended on December 23, 1993 and February 6, 1996, relating to the registration of shares of Common Stock authorized for issuance under the Plan are incorporated by reference herein in accordance with General Instruction E to Form S-8 as, and to the extent, such contents relate to the Plan.


Item 8. Exhibits

      The following are filed as exhibits to this Registration Statement:

       5.1   Opinion of Orrick, Herrington & Sutcliffe LLP.
      10.1 Financial Federal Corporation Stock Option Plan, as amended as of December 12, 1995.*
      23.1   Consent of Eisner & Lubin LLP, certified public accountants.
      23.2 Consent of Orrick, Herrington & Sutcliffe LLP (contained in the opinion filed as Exhibit 5.1).
      24.1   Power of Attorney (contained on signature page hereto).

      * previously filed.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 30th day of July, 1997.


Financial Federal Corporation

By:  /s/ Clarence Y. Palitz, Jr.
Chairman of the Board, President and Chief Executive Officer
(Principal Executive Officer)


                              POWER OF ATTORNEY

Each of the undersigned directors and officers of Financial Federal Corporation hereby constitutes and appoints Clarence Y. Palitz, Jr. and Michael C. Palitz, and each of them, his true and lawful attorney-in-fact, with full power to act without the other and full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities set forth on July 30, 1997.


Signature


/s/ Clarence Y. Palitz, Jr.
Chairman of the Board, President
and Chief Executive Officer
(Principal Executive Officer)


/s/ Michael C. Palitz
Executive Vice President, Treasurer,
Chief Financial Officer and Director
(Principal Financial Officer)


/s/ Paul Sinsheimer
Executive Vice President and Director


/s/ David H. Hamm
Controller, Assistant Treasurer and
Principal Accounting Officer


/s/ William C. MacMillen, Jr.
Director


/s/ Lawrence B. Fisher
Director


/s/ Bernard G. Palitz
Director

                                EXHIBIT INDEX

Exhibit No.   Description

        5.1   Opinion of Orrick, Herrington & Sutcliffe LLP.
       10.1 Financial Federal Corporation Stock Option Plan, as amended as of December 12, 1995.*
       23.1   Consent of Eisner & Lubin LLP, certified public accountants.
       23.2 Consent of Orrick, Herrington & Sutcliffe LLP (contained in the opinion filed as Exhibit 5.1).
       24.1   Power of Attorney (contained on signature page hereto).

    * previously filed.